Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

B&G Foods, Inc.:

We consent to the use of our reports dated February 25, 2025 with respect to the consolidated financial statements of B&G Foods, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Short Hills, New Jersey

August 4, 2025